Registration No.



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             -------------------------------------------------------
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               THERMOGENESIS CORP.
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)



          Delaware                                        94-3018487
 -------------------------------                       --------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)



  3146 Gold Camp Drive, Rancho Cordova, California             95670
----------------------------------------------------      --------------
       (Address of Principal Executive Offices)              (Zip Code)



             THERMOGENESIS CORP. 1998 Employee Equity Incentive Plan
              ------------------------------------------------------
                            (Full title of the plan)


                              Philip H. Coelho, CEO
                               THERMOGENESIS CORP.
                              3146 Gold Camp Drive
                        Rancho Cordova, California 95670
                     -----------------------------------------
                     (Name and address of agent for service)

                                 (916) 858-5100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee

                                                  Proposed              Proposed
Title of each class                           maximum offering          maximum
of securities                Amount                price           aggregate offering        Amount of
  to be registered      to be registered         per share               price           registration fee
-------------------     -----------------     ----------------    -------------------   ------------------
Common Stock               1,000,000             $ 2.00 (1)           $ 2,000,000            $528.00

underlying 1998
Employee Equity
Incentive Plan                                                                               =======
                                                                                             $528.00



(1) Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low price per share of the common stock of the Company on March 16, 2000, as reported on the National Association of Securities Dealers Automated Quotations System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

ThermoGenesis Corp., a Delaware corporation ("Registrant"), by this reference hereby incorporates into this registration statement the following documents filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

Registration Statement on Form S-8, Registration No. 333-46911, filed February 27, 1998.

(1) Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1999, December 31, 1999, and March 31, 2000;

(2) Registrant's Annual Report on Form 10-K and Form 10-K/A-1for the fiscal year ended June 30, 1999;

(3) Registrant's Proxy Statement for the Annual Meeting held on December 10, 1999; and

(4) The Description of Securities in Item 1 of the Registration Statement on Form 8A for registration of the Registrant's common stock pursuant to
     Section 12(g) of the Exchange Act.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

Item 4.  Description of Securities.

The Registrant's common stock to be offered under this registration statement is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares of Common Stock underlying the options offered under the amended 1998 Employee Equity Incentive Plan will be passed upon for the Registration by David C. Adams of Bartel Eng Linn & Schroder. Mr. Adams beneficially owned 24,474 shares of Common Stock and 90,000 options to acquire shares of Common Stock as of March 1, 2000.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to include in its certificate of incorporation a provision which would limit or eliminate personal liability of directors for breaches of their fiduciary duty, except that the provision does not eliminate the liability of a director for the following: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) the liability of directors for unlawful payment of dividends or stock redemption; or (iv) any transaction in which the director derived a personal benefit.

Article NINTH of Registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of Registrant's directors to the maximum extent permitted by the DGCL.

Section 145 of the DGCL provides that a director, officer, employee, or agent may be indemnified by Registrant from and against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of such person's position with the corporation, or that the person is serving as a director, officer, agent or employee of another entity pursuant to a request by the corporation, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the DGCL provides that such person shall be indemnified against expenses (including attorney's fees) reasonably and actually incurred.

Article TENTH of Registrant's Amended and Restated Certificate of Incorporation allows for such indemnification to the maximum extent allowed by the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number  Description of Exhibit

     5.1  Opinion of Bartel Eng Linn & Schroder dated May 16, 2000

     23.1 Consent of Bartel Eng Linn & Schroder is contained in Exhibit 5.1.

     23.2 Consent of Ernst & Young LLP, Independent Accountants

Item 9. Undertakings.

The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution; (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and (4) the undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cordova, California, on May 17, 2000.

                                            THERMOGENESIS CORP.,
                                            a Delaware corporation


                                            By: /s/ PHILIP H. COELHO
                                                    ------------------------
                                                    Philip H. Coelho,
                                                    Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Dated:  May 17, 2000         By: /s/ PHILIP H. COELHO
                                     -------------------------------------------
                                     Philip H. Coelho,
                                     Chief Executive Officer and Chairman of the
                                     Board (Principal Executive Officer)


Dated:  May 17, 2000           By: /s/ DAVID S. HOWELL
                                     -------------------------------------------
                                     David S. Howell, Director


Dated:  May 17, 2000          By: /s/ PATRICK MCENANY
                                     -------------------------------------------
                                     Patrick McEnany, Director


Dated:  May 17, 2000           By: /s/ HUBERT HUCKEL
                                     -------------------------------------------
                                     Hubert Huckel, Director


Dated:  May 17, 2000           By: /s/ JAMES GODSEY
                                     -------------------------------------------
                                     James Godsey, President,
                                     Chief Operating Officer and Director


Dated:  May 17, 2000          By: /s/ RENEE RUECKER
                                     -------------------------------------------
                                     Renee Ruecker, Vice President of Finance
                                     (Principal Accounting Officer and
                                     Principal Financial Officer)